Exhibit 99.1

FROM:	NEWTEK BUSINESS SERVICES, INC. (NASDAQ: NEWT)
212 West 35th Street
New York, NY 10001
http://www.thesba.com

Investor Relations
Newtek Investor Relations
Contact: Jayne Cavuoto/ jcavuoto@thesba.com
Telephone: (212) 273-8179

Hayden IR
Contact: Brett Mass/brett@haydenir.com
Telephone: (646) 536-7331

Public Relations
Contact: Simrita Singh
Telephone: (212) 356-9566

FOR IMMEDIATE RELEASE

Newtek Reports 33% Increase in 2013 Net Income Attributable to Newtek Business Services, Inc. to $7.5 Million

Newtek Reports 33% Increase in 2013 Diluted EPS to $0.20

Company Exceeds Previously Issued 2013 Diluted EPS Guidance

New York, N.Y. – March 31, 2014 - Newtek Business Services, Inc. (NASDAQ: NEWT) (www.thesba.com) The Small Business Authority®, a provider of business services and financial products to the small- and medium-sized business market, reported today its financial results for the year ended December 31, 2013.

Full Year 2013 Consolidated Financial Highlights:

•	Diluted earnings per share (“EPS”) were $0.20; an increase of 33.3% over $0.15 in 2012.

•	The Company exceeded the high end of its previously issued 2013 EPS guidance range of $0.17 to $0.19.

•	Net income attributable to Newtek Business Services, Inc. was $7.5 million; an increase of 33.4% over $5.6 million in 2012.

•	Pretax income was $11.1 million; an increase of 17.3% over $9.4 million in 2012.

•	Operating revenues were $143.6 million; an increase of 9.5% over $131.1 million in 2012.

2013 Operational Highlights:

•	Small business finance segment pretax income was $10.1 million; an increase of 25.3% from $8.1 million in 2012.

•	The Company originated $177.9 million in loans; an increase of 65.6% over $107.4 million in 2012.

•	Completed two securitizations, which totaled approximately $48.0 million of unguaranteed portions of SBA 7(a) loans. Both securitizations were rated ‘A’ by Standard and Poor’s.

•	The Company’s loan servicing portfolio grew 98.6% to $1.1 billion at December 31, 2013.

•	Electronic payment processing segment pretax income was $8.3 million; an increase of 17.9% over $7.0 million in 2012.

Revised 2014 Consolidated Guidance:

•	EPS midpoint forecast at $0.23 per share, with a range of $0.20 and $0.26, which represents an increase of 15.0% over 2013 diluted EPS of $0.20.

•	Revenue midpoint forecast at $161.0 million, with a range of $154.0 million and $168.0 million, which represents an increase of 12.1% over 2013 revenue of $143.6 million.

•	Pretax income midpoint forecast at $13.5 million, with a range of $11.8 million and $15.1 million, which represents an increase of 21.6% over 2013 pretax income of $11.1 million.

•	Adjusted EBITDA midpoint forecast at $26.0 million, with a range of $24.5 million and $27.5 million, which represents an increase of 26.2% over 2013 Adjusted EBITDA of $20.6 million.

•	The Company expects to originate $240 to $260 million of SBA 7(a) loans in 2014.

Barry Sloane, Chairman, President and Chief Executive Officer said, “We are extremely pleased to report yet another fantastic year for Newtek with healthy top- and bottom-line growth. Specifically, we achieved 33% growth in net income attributable to Newtek Business Services, Inc. to $7.5 million on an approximate 10% increase in total revenue to $143.6 million, fully demonstrating the operating leverage of our business model. We also realized a 33% increase in diluted earnings per share to $0.20, exceeding the high end of our previously stated diluted EPS guidance range of $0.17 to $0.19.”

Mr. Sloane continued, “We had several noteworthy achievements throughout 2013, with many of these successes and milestones emanating from our SBA lender, Newtek Small Business Finance. With a 34% increase in revenue and 25% increase in pretax income, our lender was at the forefront of our overall growth illustrating the scalability of our lending platform. By the end of 2013, Newtek’s lender advanced its ranking to the 6th most active lender among all bank and non-bank lenders by SBA lending volume according to the U.S. Small Business Administration. We exceeded our midpoint loan origination guidance for 2013, and originated approximately $180 million in loans; a 66% increase over 2012. We aim to continue this robust but controlled growth, and anticipate originating between $240 and $260 million in loans in 2014, representing an approximate 40% increase over 2013. By the end of 2013, our total loan servicing portfolio reached $1.1 billion, a milestone in the Company’s operating history. It is our goal to continue to grow the loan servicing aspect of our business organically, through a continued increase in loan origination volume, as well as through the addition of third-party loan servicing portfolios. Finally, we completed two securitizations during 2013 totaling approximately $48.0 million of unguaranteed portions of SBA 7(a) loans, both of which were rated ‘A’ by Standard and Poor’s. This was the first time in the Company’s history that we completed two securitization transactions in the same calendar year.”

“Despite advice proffered in the past from investors and bankers to exit our lending business and focus on our Electronic Payment Processing and Technology segments, we were always optimistic regarding the growth and earnings potential of our lender, evident in today’s results. And while the business service space is not without its challenges, it is with that same optimism that we look forward to renewed growth in our other business service segments. We have meticulously and strategically built what we believe to be an unrivaled platform that delivers integrated business services hosted in our Cloud to independent business owners, which we believe gives us a tremendous competitive edge. We are confident that our ability to offer our clients better software and better service while lowering their costs will enable us to realize strong growth and success in the areas of Electronic Payment Processing, Payroll, Data, Cloud Computing, Health and Benefits Brokerage, Insurance Agency and, in the future, Digital Bookkeeping and Tax. We look forward to overcoming this challenging environment with our unparalleled business product and service offerings and truly believe in our anticipated success.” concluded Mr. Sloane.

Cautionary Statement

2014 Guidance information and statements regarding future intentions contained in this press release are based on management’s current expectations. These statements are forward looking and actual results may differ materially. See “Note Regarding Forward-Looking Statements” below.

Use of Non-GAAP Financial Measures

In evaluating its business, Newtek considers and uses Adjusted EBITDA as a supplemental measure of its operating performance. The Company defines Adjusted EBITDA as earnings before income from tax credits, interest expense, taxes, depreciation and amortization, stock compensation expense, other than temporary decline in value of investments, Capco fair value change and the amortization of the 2011 accrued loss on the lease restructure. The Company also presents Adjusted EBITDA because it believes it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance.

The term Adjusted EBITDA is not defined under U.S. generally accepted accounting principles, or U.S. GAAP, and is not a measure of operating income (loss), operating performance or liquidity presented in accordance with U.S. GAAP. Adjusted EBITDA has limitations as an analytical tool and, when assessing the Company’s operating performance, investors should not consider Adjusted EBITDA in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Among other things, Adjusted EBITDA does not reflect the Company’s actual cash expenditures. Other companies may calculate similar measures differently than Newtek, limiting their usefulness as comparative tools. The Company compensates for these limitations by relying primarily on its GAAP results supplemented by Adjusted EBITDA.

Investor Conference Call and Webcast

A conference call to discuss full year 2013 results will be hosted by Barry Sloane, Chairman, President and Chief Executive Officer, and Jennifer Eddelson, Executive Vice President and Chief Accounting Officer, today, Monday, March 31, 2014 at 4:15 p.m. EDT. The live conference call can be accessed by dialing (877) 303-6993 or (760) 666-3611.

A live audio webcast of the call and the corresponding presentation will be available in the ‘Events & Presentation’ section of the Investor Relations portion of Newtek’s website at http://investor.newtekbusinessservices.com/events.cfm. A replay of the webcast with the corresponding presentation will be available on Newtek’s website shortly following the live presentation.

About Newtek Business Services, Inc.

Newtek Business Services, Inc., The Small Business Authority®, is a direct distributor of a wide range of business services and financial products to the small- and medium-sized business market under the Newtek® brand including:

•	The Newtek Advantage™: A mobile real-time small- to medium-sized business (“SMB”) management platform that puts all of a business’s critical transactions and economic, eCommerce and web site traffic data on a smartphone, tablet, laptop or PC. The Newtek Advantage™ provides the intelligence that businesses require and will give them the advantage to succeed. This revolutionary platform will allow owners and operators of small- and medium-sized businesses to manage their businesses from their mobile device anywhere, anytime, all without an IT department.

•	Electronic Payment Processing: eCommerce, electronic solutions to accept non-cash payments, including credit and debit cards, check conversion, remote deposit capture, ACH processing, and electronic gift and loyalty card programs.

•	Business Lending: Broad array of lending products including SBA 7(a) and SBA 504 loans.

•	Web Hosting: Full-service web host which offers eCommerce solutions, shared and dedicated web hosting and related services including domain registration and online shopping cart tools.

•	eCommerce: A suite of services that enable small businesses to get up and running on-line quickly and cost effectively, with integrated web design, payment processing and shopping cart services.

•	Web Services: Customized web design and development services.

•	Data Backup, Storage and Retrieval: Fast, secure, off-site data backup, storage and retrieval designed to meet the specific regulatory and compliance needs of any business.

•	Insurance Services: Commercial and personal lines of insurance, including health and employee benefits in all 50 states, working with over 40 insurance carriers.

•	Accounts Receivable Financing: Receivable purchasing and financing services.

•	Payroll: Complete payroll management and processing services.

Since 1999, Newtek has helped small- and medium-sized business owners realize their potential by providing them with the essential tools needed to manage and grow their businesses and to compete effectively in today’s marketplace. Newtek provides one or more of its services to over 100,000 business accounts and has positioned the Newtek® and The Small Business Authority brands as a one-stop-shop provider of such business services. According to the U.S. Small Business Administration, there are over 27.5 million small businesses in the United States, which in total represent 99.7% of all employer firms

The Small Business Authority® is a registered trademark of Newtek Business Services, Inc., and neither are a part of or endorsed by the U.S. Small Business Administration.

Note Regarding Forward-Looking Statements

Statements in this press release including statements regarding Newtek’s beliefs, expectations, intentions or strategies for the future, may be “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions which could cause Newtek’s actual results to differ from management’s current expectations are contained in Newtek’s filings with the Securities and Exchange Commission and available through http://www.sec.gov.

For more information, please visit www.thesba.com.

Contact:

Newtek Business Services, Inc.

Barry Sloane

Chairman and CEO

212-356-9500

bsloane@thesba.com

NEWTEK BUSINESS SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

(In Thousands, except for Per Share Data)

	2013	2012	2011

Operating revenues:
Electronic payment processing	$89,651	$85,483	$82,473
Web hosting and design	17,375	18,208	19,181
Premium income	19,456	12,367	12,468
Interest income	4,838	3,422	2,629
Servicing fee income – NSBF portfolio	2,769	2,298	1,635
Servicing fee income – external portfolios	3,796	4,564	1,466
Income from tax credits	113	522	1,390
Insurance commissions	1,737	1,205	1,071
Other income	3,858	3,061	3,026

Total operating revenues	143,593	131,130	125,339

Net change in fair value of:
SBA loans	(1,226)	(1,013)	(5,493)
Warrants	—	(111)	—
Credits in lieu of cash and notes payable in credits in lieu of cash	21	3	(131)

Total net change in fair value	(1,205)	(1,121)	(5,624)

Operating expenses:
Electronic payment processing costs	75,761	72,183	69,389
Salaries and benefits	24,360	22,314	21,042
Interest	5,863	4,495	3,416
Depreciation and amortization	3,284	3,036	3,955
Provision for loan losses	1,322	810	763
Lease restructuring charges	—	—	990
Other general and administrative costs	20,729	17,732	18,132

Total operating expenses	131,319	120,570	117,687

Income before income taxes	11,069	9,439	2,028
Provision (benefit) for income taxes	3,918	3,882	(1,195)

Net income	7,151	5,557	3,223
Net loss attributable to non-controlling interests	377	86	112

Net income attributable to Newtek Business Services, Inc.	$7,528	$5,643	$3,335

Weighted average common shares outstanding:

Basic	35,295	35,523	35,706

Diluted	37,905	36,747	36,073

Basic income per share	$0.21	$0.16	$0.09

Diluted income per share	$0.20	$0.15	$0.09

NEWTEK BUSINESS SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2013 AND 2012

(In Thousands, except for Per Share Data)

	2013	2012
ASSETS
Cash and cash equivalents	$12,508	$14,229
Restricted cash	16,877	8,456
Broker receivable	13,606	16,698
SBA loans held for investment, net (includes $10,894 and $12,910, respectively related to securitization trust VIE; net of reserve for loan losses of $1,811 and $2,589, respectively)	10,689	14,647
SBA loans held for investment, at fair value (includes $74,387 and $22,931, respectively, related to securitization trust VIE)	78,951	43,055
Accounts receivable (net of allowance of $871 and $561, respectively)	11,602	10,871
SBA loans held for sale, at fair value	4,734	896
Prepaid expenses and other assets, net (includes $2,187 and $1,123, respectively, related to securitization trust VIE)	18,549	11,014
Servicing assets (net of accumulated amortization and allowances of $7,909 and $6,755, respectively)	6,776	4,682
Fixed assets (net of accumulated depreciation and amortization of $10,547 and $10,885, respectively)	3,741	3,523
Intangible assets (net of accumulated amortization of $2,243 and $5,591, respectively)	1,240	1,558
Credits in lieu of cash	3,641	8,703
Goodwill	12,092	12,092
Deferred tax asset, net	3,606	2,318

Total assets	$198,612	$152,742

LIABILITIES AND EQUITY
Liabilities:
Accounts payable, accrued expenses and other liabilities	$14,688	$11,206
Notes payable	41,218	39,823
Note payable – Securitization trust VIE	60,140	22,039
Capital lease obligation	642	632
Deferred revenue	1,274	1,437
Notes payable in credits in lieu of cash	3,641	8,703

Total liabilities	121,603	83,840

Commitments and contingencies

Equity:
Newtek Business Services, Inc stockholders’ equity:
Preferred stock (par value $0.02 per share; authorized 1,000 shares, no shares issued and outstanding)	—	—
Common stock (par value $0.02 per share; authorized 54,000 shares, 36,913 issued; 35,385 and 35,178 outstanding, respectively, not including 83 shares held in escrow)	738	738
Additional paid-in capital	61,349	60,609
Retained earnings	14,536	7,008
Treasury stock, at cost (1,528 and 1,735 shares, respectively)	(1,279)	(1,508)

Total Newtek Business Services, Inc. stockholders’ equity	75,344	66,847
Non-controlling interests	1,665	2,055

Total equity	77,009	68,902

Total liabilities and equity	$198,612	$152,742

NEWTEK BUSINESS SERVICES, INC. AND SUBSIDIARIES

ADJUSTED EBITDA RECONCILIATION FROM PRETAX INCOME

(In Millions)

	For the Year Ended December 31,
	2013 Actual	2012 Actual

Net income before income taxes	$11.1	$9.4
Income from tax credits	(0.1)	(0.5)
Interest expense	5.8	4.5
Depreciation and amortization	3.3	3.0
Stock compensation expense	0.8	0.6
Amortization of 2011 accrued loss on lease restructure	(0.3)	(0.3)

Adjusted EBITDA	$20.6	$16.7

2014 FULL YEAR ADJUSTED EBITDA MIDPOINT GUIDANCE

Net income before income taxes	$13.5
Income from tax credits	(0.1)
Interest expense	8.5
Depreciation and amortization	3.5
Stock compensation expense	0.9
Amortization of 2011 accrued loss on lease restructure	(0.3)

Adjusted EBITDA	$26.0

*	Note: totals may not add due to rounding